Exhibit 23

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 10-K of our report dated March 22, 2010, except for Note 19 as to which the date is May 13, 2010, relating to the financial statements of SSGI, Inc. (f/k/a Phage Therapeutics International, Inc.), as of December 31, 2009 and 2008 and for the years then ended and to all references to our firm included in this Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida
May 24, 2010